Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact: Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Enhances Inventory and Supply Chain Agility with

Acquisition of Foreign-Trade Zone Corporation

-- Supports QAD’s Connected Supply Chain by removing complexities and costs for customers operating across national borders --

SANTA BARBARA, Calif. – April 6, 2021 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today announced it has acquired Foreign-Trade Zone Corporation (FTZ Corp.), a leading provider of cloud-based Foreign-Trade Zone (FTZ) software and consulting services based in Mobile, Alabama. QAD expects to integrate FTZ Corp. into QAD Precision, the company’s global trade and transportation division.

The transaction is not expected to have an immediate, material impact on QAD’s financial results. The addition of FTZ Corp. is expected to expand QAD’s addressable market, drive additional cloud growth within its existing customer base, and strengthen its trade and transportation solutions.

“We are very pleased to be adding FTZ Corp. and its SmartZone solution to our company,” said QAD CEO Anton Chilton. “Supply chain flexibility is increasingly important in today’s environment, requiring manufacturers to quickly adapt to a rapidly changing market. Foreign-Trade Zones have long been an important facilitator of inventory management and supply chain agility, and our ability to help customers take full advantage of FTZs, while saving them time and money, is an important part of providing a full end-to-end solution, from planning to execution.”

“The FTZ Corp. team adds considerable breadth and depth of expertise, with leaders who pioneered innovative enhancements and are well known by U.S. Customs having drafted language for the Trade Development Act of 2000. Simplifying duty management while improving transportation execution and trade compliance is a unique differentiator for us,” said Corey Rhodes, President of QAD Precision. “As the industry’s most robust turn-key solution, from grantee application and audit support through Weekly Entry processing, SmartZone complements QAD Precision’s offering and creates a one stop shop for all your shipping, tax, and compliance needs.”

“Joining the QAD team is a win for our customers and for our company,” said Craig Pool, FTZ Corp. Co-Founder. “By uniting with a premier software company who has a longstanding tradition of serving its customers and prioritizing global transportation and trade services in markets similar to ours, we will be better positioned to provide current and new customers with a comprehensive solution that helps them successfully navigate today’s supply chain requirements.”

FTZ Corp. was founded more than 20 years ago to provide assistance with FTZ projects across the United States. Since that time, the company has grown into a best-of-breed, highly-specialized cloud-based software and consulting business. FTZ Corp. has completed more than 1,000 projects for well-known global businesses including Catalent Pharma, Cummins Inc., Halliburton, Sanden USA, Sub-Zero Group, Inc., Thyssenkrupp Presta, and United Furniture, among others.

FTZ Corp. offers solutions for every aspect of the Foreign-Trade Zones program, including feasibility studies, FTZ Board requests and applications, activations with Customs and Border Protection, FTZ software, and managed FTZ operations.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies. Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences. In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises. QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 30 offices globally. Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise. To learn more, visit www.qad.com or call +1 805-566-6100. Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company's current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third-party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

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